EXHIBIT 5.1

                               September 24, 1997

Cornell Corrections, Inc.
4801 Woodway, Suite 100E
Houston, Texas  77056

Gentlemen:

      We have acted as counsel for Cornell Corrections, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to Registration Statement 333-35807 on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the Company of up to 2,250,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), and the offering and sale by the Selling Stockholders (as defined in the Registration Statement) of up to 500,000 issued and outstanding shares of Common Stock.

      In this connection, we have examined the corporate records of the Company, including its restated certificate of incorporation, amended and restated bylaws, as amended, and minutes of meetings of its directors and stockholders. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters we have relied on statements of officers of the Company.

      Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company, when issued, sold and delivered as described in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable and (ii) the shares of Common Stock to be sold by the Selling Stockholders, when sold and delivered as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.
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Cornell Corrections, Inc.
September 24, 1997
Page 2

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.


                                    Very truly yours,


                                    Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.